Exhibit 107

CALCULATION OF FILING FEE TABLE

Form F-3

(Form Type)

Wallbox N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”)	Rule 457(c)	1,007,894 (1)(2)	$4.695 (3)	$4,732,062.33	0.00011020	$521.47

	Total Offering Amounts					$4,732,062.33	0.00011020	$521.47

	Total Fees Previously Paid					—		—

	Total Fee Offsets					—		—

	Net Fee Due							$521.47

(1)

Represents Class A Shares to be offered and sold by Banco Bilbao Vizcaya Argentaria S.A. (“BBVA”) or its permitted transferees (collectively, the “selling securityholder”) consisting of 1,007,894 Class A Shares of Wallbox N.V. (the “Company”) that were issued to the selling securityholder in connection with the closing on February 9, 2023 of the Facility Agreement, dated February 9, 2023, by and among the Company, Wall Box Chargers, S.L.U. and BBVA, and pursuant to a subscription agreement dated February 9, 2023, between the selling securityholder and the Company.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on April 4, 2023, as reported on the New York Stock Exchange.